      As filed with the Securities and Exchange Commission on May 2, 2001
                                                     Registration No. 333-______

                  --------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                          CORRECTIONAL PROPERTIES TRUST

             (Exact name of registrant as specified in its charter)

               MARYLAND                                      65-0823232
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                       Identification No.)


       GARDENS PLAZA, SUITE 750                                     33410
          3300 PGA BOULEVARD                                      (Zip Code)
      PALM BEACH GARDENS, FLORIDA
(Address of Principal Executive Office)


                     ---------------------------------------

                          CORRECTIONAL PROPERTIES TRUST
                             2000 STOCK OPTION PLAN

                            (Full title of the plan)
                ------------------------------------------------

        CHARLES R. JONES,                           WITH A COPY TO:
       PRESIDENT AND CHIEF                   JAMES J. HANKS, JR., ESQUIRE
        EXECUTIVE OFFICER               Ballard Spahr Andrews & Ingersoll, LLP
    Gardens Plaza, Suite 750                    300 East Lombard Street
       3300 PGA Boulevard                             19th Floor
Palm Beach Gardens, Florida 33410              Baltimore, Maryland 21202
         (561) 630-6336                             (410) 528-5600





 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                   Proposed maximum
Title of securities            Amount to           offering price            Proposed maximum              Amount of
to be registered           be registered (1)        per share (2)      aggregate offering price (2)   registration fee (2)
------------------------ ---------------------- ---------------------- ----------------------------- -----------------------
Common Shares of                170,000                $12.20                   $2,074,000                  $518.50
Beneficial Interest,
par value $.001 per
share


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional Common Shares of Beneficial Interest that may hereafter become issuable as a result of the adjustment provisions of the Correctional Properties Trust 2000 Stock Option Plan.

(2) Pursuant to Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of registration fee are based upon the average of the high and low prices reported on the New York Stock Exchange on April 26, 2001, for the Registrant's Common Shares of Beneficial Interest with respect to 170,000 shares available for grant under the Correctional Properties Trust 2000 Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEMS 1 & 2.

                  The document containing the information for the Correctional Properties Trust 2000 Stock Option Plan required by this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document is not filed with the Commission either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such document and the documents incorporated by reference in the Registration Statement pursuant to
Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, filed or to be filed with the Commission, are incorporated herein by reference:

                  (a) The Registrant's Annual Report on Form 10-K as filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which includes the consolidated financial statements of the Registrant as of December 31, 2000, together with the related notes and the report of the Registrant's independent public accountants, filed with the Commission on April 2, 2001 (File No. 1-14031);

                  (b) The Registrant's Current Report on Form 8-K, filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on April 2, 2001 (File No. 1-14031);

                  (c) All other reports of the Registrant filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's most recent fiscal year ended December 31, 2000; and

                  (d) The description of the Common Shares of Beneficial Interest, par value $.001 per share (the "Common Shares"), of the Registrant contained in its Registration Statement on Form S-11, and amendments thereto (File No. 333-46681), which is incorporated by reference into its Registration Statement on Form 8-A (File No. 1-14031) filed by the Registrant pursuant to the Exchange Act.

                  In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  None. The named experts and counsel referenced below do not have an interest in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Articles of Amendment and Restatement of Declaration of Trust (the "Declaration of Trust") of the Company contain such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

                  The Declaration of Trust of the Company obligates it, to the fullest extent permitted by Maryland law, to indemnify and advance expenses to any trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, (a) to indemnify (i) any present or former trustee or officer of the Company (including among the foregoing, for all purposes of this Item 6 and without limitation, any individual who, while a trustee or officer of the Company and at the express request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, and (ii) any present or former trustee or officer of the Company against any claim or liability to which he may become subject by reason of such status unless it is established that (x) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (y) he actually received an improper personal benefit in money, property or services or (z) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (b) to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former trustee or officer of the Company who is made a party to the proceeding by reason of such status, provided that the Company has received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

                  The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the "MGCL") for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. The MGCL requires a corporation, as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by the MGCL and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


ITEM 8. EXHIBITS.

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

4.1 Articles of Amendment and Restatement of Declaration of Trust of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 333-46681) filed with the Commission on March 20, 1998).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 333-46681) filed with the Commission on March 20, 1998).

4.3 Specimen of certificate evidencing ownership of Common Shares of Beneficial Interest of the Company (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 333-46681) filed with the Commission on March 20, 1998).

5                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

10                Correctional Properties Trust 2000 Stock Option Plan.

23.1              Consent of Arthur Andersen LLP.

23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5).

24                Power of Attorney is located on the signature page.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on May
2, 2001.

                         CORRECTIONAL PROPERTIES TRUST

                         By: /s/ CHARLES R. JONES
                             -----------------------------------------------
                             Charles R. Jones,
                             President, Chief Executive Officer and Trustee

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles R. Jones as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   [BALANCE OF THIS PAGE INTENTIONALLY BLANK]

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                              DATE
---------                                   -----                                              ----
/s/ CHARLES R. JONES                 President, Chief Executive                         May 2, 2001
--------------------------           Officer and Trustee
Charles R. Jones                     (principal executive, financial
                                     and accounting officer)

/s/ DR. GEORGE C. ZOLEY              Chairman of the Board                              May 2, 2001
--------------------------
Dr. George C. Zoley

/s/ RICHARD R. WACKENHUT             Vice-Chairman of the Board                         May 2, 2001
--------------------------
Richard R. Wackenhut

/s/ GEORGE R. WACKENHUT              Trustee                                            May 2, 2001
--------------------------
George R. Wackenhut

/s/ ANTHONY P. TRAVISONO             Trustee                                            May 2, 2001
--------------------------
Anthony P. Travisono

/s/ CLARENCE E. ANTHONY              Trustee                                            May 2, 2001
--------------------------
Clarence E. Anthony

/s/ ROBERT R. VEACH, JR.             Trustee                                            May 2, 2001
--------------------------
Robert R. Veach, Jr.

/s/ JAMES D. MOTTA                   Trustee                                            May 2, 2001
--------------------------
James D. Motta

/s/ WILLIAM M. MURPHY                Trustee                                            May 2, 2001
--------------------------
William M. Murphy

                                  EXHIBIT INDEX

The following exhibits are filed herewith:

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

4.1 Articles of Amendment and Restatement of Declaration of Trust of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 333-46681) filed with the Commission on March 20, 1998).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 333-46681) filed with the Commission on March 20, 1998).

4.3 Specimen of certificate evidencing ownership of Common Shares of Beneficial Interest of the Company (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (No. 333-46681) filed with the Commission on March 20, 1998).

5                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

10                Correctional Properties Trust 2000 Stock Option Plan.

23.1              Consent of Arthur Andersen LLP.

23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5).